                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                                     of the
                        Securities Exchange Act of 1934


                        Date of Report (date of earliest
                        event reported): April 14, 1997



                            Moyco Technologies, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


     Pennsylvania                    0-4123                   23-1697233
----------------------------     --------------        ------------------------
(State or other jurisdiction     (Commission              (I.R.S. Employer
of incorporation)                File Number)            Identification No.)



                 200 Commerce Drive, Montgomeryville, PA 18936
-------------------------------------------------------------------------------


Registrant's telephone number, including area code:      215-855-4300
                                                     --------------------


                                      None
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. Other Matters

         On April 9, 1997, the Registrant agreed to plead guilty to a two (2) count information charging it with distribution of adulterated drugs and mail fraud. The Plea Agreement was filed in the United States District for the Eastern District of Pennsylvania and was the result of negotiations between Moyco and the government. The plea is related to the previously announced investigation spanning almost two years concerning the prior manufacture and testing of foot powder.

         The foregoing is a summary of the press release which is attached as Exhibit A to this report and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  MOYCO TECHNOLOGIES, INC.

                                  By: /s/ Marvin E. Sternberg
                                      ------------------------------------------
                                      Marvin E. Sternberg
                                      President and Chief Executive Officer
                                      and Chairman of the Board

Date: April 14, 1997

LOGO
     Moyco Technologies, Inc.

                                           [Moyco Technologies, Inc. Letterhead]

For Immediate Release
April 9, 1997
Contact: Joseph Sternberg

                          MOYCO ENTERS PLEA AGREEMENT

Moyco Technologies, Inc. (MOYC; Nasdaq), a Montgomeryville, PA manufacturer of precision abrasives, CMP materials, and professional dental supplies has agreed to plead guilty to a two count information charging it with distributing adulterated drugs and mail fraud. The Plea Agreement will be filed in the United States District Court for the Eastern District of Pennsylvania and was the result of negotiations between Moyco and the government. The plea is related to the previously announced investigation spanning almost two years concerning the prior manufacture and testing of foot powder. Moyco has accepted responsibility for failing to maintain required quality control and stability testing procedures for foot powder which it sold to the government from 1992 to 1996. A Corporate Officer of Moyco has also agreed to plead guilty to mail fraud related to the prior deliveries of foot powder to the government.

The fine range set forth in the Plea Agreement is from $175,000 to $700,000 to be determined by the assigned judge at the sentencing hearing. The fine will be based on various factors. In addition, the possibility of further civil restitution remains. Appropriate pay-outs are anticipated to allow Moyco to continue operations and pursue growth opportunities.

The product involved in this case, foot powder, is no longer manufactured by Moyco and was never a part of its core business. Moyco has retained the law firm of Duane, Morris & Heckscher of Philadelphia, PA to implement a new compliance program which should prevent problems of this nature in the future. The facility where the foot powder was manufactured was closed and donated to charity.


Moyco CEO and Chairman of the Board, Marvin Sternberg, stated, "Moyco accepts responsibility for this matter. The wrongful conduct in this case does not represent our usual high dedication to legal and appropriate business procedures and is contrary to our corporate policy. Our plea represents the first step in recognizing this mistake. We apologize to the government for this conduct. We are pleased to have resolved this matter and look forward to re-directing our efforts to the business of this Company with improved compliance programs in place."

                                   CONTINUED

                                   Exhibit A
                                  Page 1 of 2

(Page 2 MOYCO RELEASE 4/9/97)

Upon learning in May 1996 of an ongoing investigation of this matter, Moyco engaged the law firm of Duane, Morris and Heckscher to immediately conduct an independent investigation. As a result of these efforts in reviewing the foot powder manufacturing operations, quality control procedures, records and product, it was determined by experts employed by Duane, Morris and Heckscher for Moyco that the foot powder sold to the government was safe and effective.





                                   Exhibit A
                                  Page 2 of 2